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                                                                    EXHIBIT 7(c)



[SUTHERLAND ASBILL & BRENNAN LLP]



                   CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP



     We consent to the reference to our firm under the heading "Legal Matters" in the prospectus included in Post-Effective Amendment No. 1 to the Registration Statement on Form S-6 for certain modified single premium variable life insurance contracts issued through Merrill Lynch Variable Life Separate Account of Merrill Lynch Life Insurance Company (File No. 333-47844). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.



                                    /s/ SUTHERLAND ASBILL & BRENNAN LLP
                                    --------------------------------------------
                                    SUTHERLAND ASBILL & BRENNAN LLP



Washington, D.C.


April 24, 2001